FINISHMASTER INC.

EXHIBIT 11.1-STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                    Three Months Ended
                                                                         June 30,
                                                                       (unaudited)
-----------------------------------------------------------      --------------------------
NET INCOME FOR COMPUTATION
   OF PER SHARE AMOUNTS                                              1997            1996
-----------------------------------------------------------      ----------      ----------
Net Income attributable to common stock-- primary
     and fully diluted                                           $1,005,000      $  699,000
                                                                 ==========      ==========



PRIMARY
-----------------------------------------------------------

Average shares outstanding                                        5,992,640       6,000,028

Net effect of dilutive stock options--based on the
   Treasury  Stock Method using average market price                      0          11,000
                                                                 ----------      ----------


                                                      TOTAL       5,992,640       6,011,028

PER SHARE AMOUNT(1)                                              $     0.17      $     0.12
                                                                 ==========      ==========






FULLY DILUTED
-----------------------------------------------------------

Average shares outstanding                                       5,992,640      6,000,028

Net effect of dilutive stock options--based on the
   Treasury Stock Method using the quarter-end
   market price if higher than average market price                      0         11,000
                                                                 ---------      ---------


                                                      TOTAL      5,992,640      6,011,028

PER SHARE AMOUNT(1)                                              $    0.17      $    0.12
                                                                 =========      =========



(1) Aggregate dilution from stock options is less than three percent of earnings per common share outstanding and therefore need not be reported for either primary or fully diluted earnings per share.

FINISHMASTER INC.


                                                                    Six Months Ended
                                                                         June 30,
                                                                       (unaudited)
-----------------------------------------------------------     ---------------------------
NET INCOME FOR COMPUTATION
   OF PER SHARE AMOUNTS                                            1997             1996
----------------------------------------------------------      ----------       ----------
Net Income attributable to common stock-- primary
     and fully diluted                                           $1,411,000      $  701,000
                                                                 ==========      ==========



PRIMARY
----------------------------------------------------------

Average shares outstanding                                        5,994,173       6,000,014

Net effect of dilutive stock options--based on the
   Treasury  Stock Method using average market price                      0          12,834
                                                                 ----------      ----------


                                                      TOTAL       5,994,173       6,012,848

PER SHARE AMOUNT(1)                                              $     0.24      $     0.12
                                                                 ==========      ==========






FULLY DILUTED
----------------------------------------------------------

Average shares outstanding                                        5,994,173       6,000,014

Net effect of dilutive stock options--based on the
   Treasury Stock Method using the quarter-end
   market price if higher than average market price                       0          12,834
                                                                 ----------      ----------

                                                      TOTAL       5,994,173       6,012,848

PER SHARE AMOUNT(1)                                              $     0.24      $     0.12
                                                                 ==========      ==========



(1) Aggregate dilution from stock options is less than three percent of earnings per common share outstanding and therefore need not be reported for either primary or fully diluted earnings per share.